As filed with the Securities and Exchange Commission on August 16, 1999


                                                      Registration No. 333-78575



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------


                                 AMENDMENT NO. 4

                                       TO
                         FORM S-1 REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------


               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                Initial Depositor
               (Exact name of registrant as specified in charter)
         ---------------------------------------------------------------
                            [Industry] Receipts Trust
                                yet-to-be formed
                      [Issuer with respect to the receipts]

              Delaware                                  6211                                13-5674085
    (State or other jurisdiction            (Primary Standard Industrial                 (I.R.S. Employer
  of incorporation or organization)          Classification Code Number)              Identification Number)

                             ----------------------


                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                             ----------------------

                             Andrea L. Dulberg, Esq.
                               Corporate Secretary
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                                   Copies to:
                                Andrew B. Janszky
                               Shearman & Sterling
                              599 Lexington Avenue
                            New York, New York 10022
                                 (212) 848-4000
                           ---------------------------


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [__]

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [__]

                         CALCULATION OF REGISTRATION FEE

                                                     Proposed Maximum       Proposed Maximum
 Title of Each Class of           Amount to Be       Offering Price       Aggregate Offering           Amount  of
Securities to Be Registered        Registered           Per Receipt             Price(1)          Registration Fee(2)(3)
=============================  ==================  ===================== =======================  =======================
     [Industry] Receipts            150,000               $100                $15,000,000              $5,172.00
=============================  ==================  ===================== =======================  =======================



(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)      $3,448.00 was previously paid on May 14, 1999.
(3) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE RECEIPTS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE CANNOT SELL THESE RECEIPTS UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE RECEIPTS AND WE ARE NOT SOLICITING OFFERS TO BUY THESE RECEIPTS IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED AUGUST __, 1999.

PROSPECTUS
                                     [Logo]


                                150,000 Receipts

                           [Industry] ReceiptsSM Trust


       The [Industry] Receipts Trust will issue [industry] receiptsSM representing your undivided beneficial ownership in the common stock of a group of [25] specified companies that are substantially involved in various segments of the [_____] industry. [_____] will be the trustee. You only may acquire, hold or transfer [industry] receipts in a round-lot amount of 100 [industry] receipts or round-lot multiples. [Industry] receipts are separate from the underlying deposited common stocks that are represented by the [industry] receipts. For a list of the names and the number of shares of the companies that make up an [industry] receipts, see "Highlights of [industry] receipts--The [industry] receipts " starting on page 7. The trust will issue additional [industry] receipts on a continuous basis.

       Investing in [industry] receipts involves significant risks. See "Risk Factors" starting on page 4.

       The initial public offering price for a round-lot of 100 [industry] receipts will equal the sum of the closing market price on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.


       [Industry] receipts are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or [_____], as trustee.

       Prior to this issuance, there has been no public market for [industry] receipts. Application has been made to list the [industry] receipts on the American Stock Exchange under the symbol "___."

                                  -----------------

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE [INDUSTRY] RECEIPTS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                                  Receipt           Underwriting       Price to
                                   Price                 Fee            Public
                                  -------           ------------       ---------

Per [industry] receipt.....                               2%

TOTAL   ...................

       For purchases of [industry] receipts in excess of [     ] [industry]
receipts, the underwriting fee will be [   ]%.


                                -----------------

                               Merrill Lynch & Co.

                                -----------------


              The date of this prospectus is [August __], 1999.

  "[Industry] receipts" and "__________" are service marks of Merrill Lynch &
                                   Co., Inc.

                                TABLE OF CONTENTS

                                                                         Page


Summary....................................................................3
Risk factors...............................................................4
Highlights of [industry] receipts......................................... 7
The trust.................................................................14
Description of [industry] receipts....................................... 14
Description of the underlying securities................................. 15
Description of the Depositary Trust Agreement............................ 16
Federal income tax consequences.......................................... 21
ERISA considerations..................................................... 22
Plan of distribution..................................................... 23
Legal matters............................................................ 23
Where you can find more information...................................... 23

                               -----------------


      This prospectus contains information you should consider when making your investment decision. With respect to information about [industry] receipts, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell [industry] receipts in any jurisdiction where the offer or sale is not permitted.

                                    SUMMARY


      The [industry] receipts trust will be formed under the depositary trust agreement, dated as of August __, 1999 among [_____], as trustee, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock issued by [25] specified companies generally considered to operate in various segments of the [ ] industry. This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

      Under no circumstances will a new company be added to the group of issuers of underlying securities.

      The trust will issue [industry] receipts that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The [industry] receipts are separate from the underlying common stocks that are represented by the [industry] receipts.

                                 RISK FACTORS

      An investment in [industry] receipts involves risks similar to investing in each of the underlying securities outside of the [industry] receipts, including the risks associated with concentrated investments in the [____] industry.


      o Loss of investment. Because the value of [industry] receipts directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the [industry] receipts if the underlying securities decline in value.

      o Discount trading price. [Industry] receipts may trade at a discount to the aggregate value of the underlying securities.

      o Not necessarily representative of the [_____] industry. While the underlying securities are common stocks of companies generally considered to be substantially involved in various segments of the [_____] industry, the underlying securities and the [industry] receipts may not necessarily follow the price movements of the entire [_____] industry generally. If the underlying securities decline in value, your investment in the [industry] receipts will decline in value even if common stock prices in the [_____] industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the [_______] industry. In this case, the receipts may no longer consist of securities issued only by companies substantially involved in the [_______] industry.

      o No investigation of underlying securities. The underlying securities included in the [industry] receipts were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the [_____] industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the [industry] receipts trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

      o Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, [industry] receipts may not necessarily continue to be a diversified investment in the [____] industry.

      o Possible concentrated investment. As a result of market fluctuation and/or reconstitution events, [industry] receipts may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

      o Conflicting investment choices. In order to sell one or more of the underlying securities or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your [industry] receipts and receive delivery of each of the underlying securities. The cancellation of your [industry] receipts will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of [industry] receipts will involve payment of a cancellation fee to the trustee.

      o Trading halts. Trading in [industry] receipts may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade [industry] receipts even though there is trading in some of the underlying securities.

      o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will select the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Merrill Lynch & Co., and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may trade in the underlying securities for its own account, among other activities. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities to be included in the [industry] receipt, the selection of the [_____] industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of [industry] receipts by Merrill Lynch.

      o Temporary price increases in the underlying securities. Purchasing activity of underlying securities in the secondary trading market for deposit into the trust may affect the market price of the deposited shares. Large volumes of purchasing activity, which may occur in connection with the issuance of [industry] receipts, particularly in connection with the initial issuance of [industry] receipts, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Consequently, prices for the underlying common stocks may decline subsequent to these purchases as the volume of purchases subsides. This in turn is likely to have an immediate, adverse effect on the trading price of [industry] receipts.


      o    Industry risk factors.  [To come.]

                        HIGHLIGHTS OF [INDUSTRY] RECEIPTS

      This discussion highlights information we present more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase a receipt.

Issuer            [Industry] Receipts Trust.

The trust         The [Industry] Receipts trust will be formed under the
                  depositary trust agreement, dated as of August __, 1999 among [_____], as trustee, and Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated, as the initial depositor. The trust is not a registered investment company under the
                  Investment Company Act of 1940.

Initial depositor Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Trustee           [_____], a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.
Purpose of
   [industry]
   receipts       [Industry] receipts are designed to achieve the following:

                  Diversification. [Industry] receipts are designed to allow you to diversify your investment in the [____] industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                  Flexibility. The beneficial owners of [industry] receipts have undivided beneficial ownership interests in each of the underlying securities represented by the [industry] receipts, and can cancel their [industry] receipts to receive each of the underlying securities represented by the receipts.

                  Transaction costs. The expenses associated with trading [industry] receipts are expected to be less than trading each of the underlying securities separately.

Trust assets      The trust will hold shares of common stock issued by
                  [___] specified companies in the [____] industry on your behalf. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the Depositary Trust Agreement--Reconstitution Events."

                  Under no circumstances will the common stock of a new company be added to the common stocks underlying the [industry] receipts.

                  The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals during the life of the trust.

The [industry]
   receipts The trust will issue [industry] receipts that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The [industry] receipts themselves are separate from the underlying securities that are represented by the [industry] receipts.

                  The specific share amounts for each round-lot of 100 [industry] receipts are set forth in the chart below and were determined on August __, 1999 so that the initial weightings of each underlying security included in the [industry] receipts will approximate the relative market capitalizations of the specified companies subject to a maximum weight of 20%. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over time, including during the period between the date of this prospectus and the date the [industry] receipts are first issued to the public.

                  The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities or reconstitution events.

                  The following chart provides the

                  o names of the [25] issuers of the underlying securities that make up an [industry] receipts,

                  o     stock ticker symbols,

                  o share amounts reflected in a round-lot of 100 [industry] receipts,

                  o     initial weightings, and

                  o the principal market on which the shares of common stock of the selected companies are traded.

                                                                        Primary
                    Name of                   Share       Initial       Trading
                    Company      Ticker      Amounts      Weighting      Market












                  These companies generally are considered to be among the [___] largest and most liquid companies substantially involved in the [____] industry as measured by market capitalization and trading volume on August __, 1999. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.


                  The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, [industry] receipts in a round-lot of 100 [industry] receipts and round-lot multiples. The trust will only issue [industry] receipts upon the deposit of the whole shares represented by a round-lot of 100 [industry] receipts. In the event that a fractional share comes to be represented by a round-lot of [industry] receipts, the trust may require a minimum of more than one round-lot of 100 [industry] receipts for an issuance so that the trust will always receive whole share amounts for issuance of receipts.

                  The number of outstanding [industry] receipts will increase and decrease as a result of in-kind deposits and withdrawals. The trust will stand ready to issue additional [industry] receipts on a continuous basis when an investor deposits the required shares of common stock with the [_____], as trustee.

Public offering
   price The initial public offering price for 100 [industry] receipts will equal the sum of the closing market price on the pricing date for each underlying security multiplied by the share amount appearing in the above table, plus the underwriting fee.

Purchases         After the initial offering, you may acquire [industry]
                  receipts in two ways:

                  o through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                  o     through a cash purchase in the secondary trading market.

Underwriting
   fees If you wish to purchase [industry] receipts in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                  o     For purchases of 10,000 [industry] receipts or less, 2%.

                  o     For purchases in excess of 10,000 [industry] receipts,
                        [     ]%.

                  You will not be charged any issuance fee or other sales commission in connection with purchases of [industry] receipts made in the initial public offering.

Issuance and
cancellation fees After the initial offering, if you wish to create [industry]
                  receipts by delivering to the trust the requisite shares of common stock evidencing an [industry] receipts, [_____] as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 [industry] receipts. If you wish to cancel your [industry] receipts and withdraw your underlying securities, [_____] as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 [industry] receipts.

Commissions       If you choose to deposit underlying securities in order to receive [industry] receipts after the conclusion of the trust's initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees charged by the trustee that are described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.

Custody fees      [_____], as trustee and as custodian, will charge you a
                  quarterly custody fee of $2.00 for each round-lot of 100
                  [industry] receipts to be deducted from any dividend payments on underlying securities received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are not sufficient to cover the custody fees for that year.

Rights relating
   to [industry]
    receipts You have the right to withdraw the underlying securities upon request by delivering your [industry] receipts to [_____] as trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of [industry] receipts would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the [industry] receipts themselves will not have voting rights.


Rights relating
   to the underlying
   securities     You have the right to:

                  o Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                  o Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct [_____] as trustee, to vote the underlying securities or may attend shareholder meetings yourself.

                  o Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities.

                  If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your [industry] receipts and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement."


Reconstitution
   events         A.    If an issuer of underlying securities no longer has a
                        class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the [industry] receipts.

                  B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the [industry] receipts.

                  C. If the underlying securities of an issuer are no longer outstanding because its shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of [industry] receipts, unless the acquiring company already is included in the [industry] receipts and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                  D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the such securities are delisted.

                  If a reconstitution event occurs, the trustee will deliver the underlying security to you within three calendar days from the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination
   events         A.    The [industry] receipts are delisted from the
                        American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the [industry] receipts are delisted.

                  B. The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the beneficial owners of [industry] receipts of its intent to resign.

                  C. 75% of beneficial owners of outstanding [industry] receipts vote to dissolve and liquidate the trust.

                  If a termination event occurs, the trustee will distribute the underlying securities to you within three calendar days after the termination event.

Federal income tax
   consequences   The federal income tax laws will treat a U.S. holder of
                  [industry] receipts as directly owning the underlying securities. The [industry] receipts themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing Application has been made to list [industry] receipts on the American Stock Exchange under the symbol "___." Trading will take place only in round-lots of 100 [industry] receipts and round-lot multiples. A minimum of 150,000 [industry] receipts will be required to be outstanding when trading begins.

Trading Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 [industry] receipts. Bid and ask prices, however, will be quoted per single [industry] receipts

Clearance and
  settlement      The trust will issue [industry] receipts in book-entry form.
                  The trust will issue [industry] receipts in one or more global certificates that the trustee will deposit with the Depositary
                  Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of [industry] receipts".

                                   THE TRUST

      General. This discussion highlights information about the [industry] receipts trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase a receipt. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."


      The [industry] receipts trust. The trust will be formed pursuant to the depositary trust agreement, dated as of August __, 1999. [_____] will be the trustee. The [industry] receipts trust is not a registered investment company under the Investment Company Act of 1940.


      The [industry] receipts trust is intended to hold deposited shares for the benefit of owners of [industry] receipts. The trustee will perform only administrative and ministerial acts.

      The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee on behalf of the trust and for the benefit of the owners of [industry] receipts.

      The trust will terminate on December 31, 2039, or earlier if a termination event occurs.


                       DESCRIPTION OF [INDUSTRY] RECEIPTS


      The trust will issue [industry] receipts under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." After the initial offering, the trust may issue additional [industry] receipts on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender [industry] receipts in a round-lot of 100 [industry] receipts and round-lot multiples. The trust will only issue [industry] receipts upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 [industry] receipts. In the event of a stock split, reverse split, or other distribution by the issuer of an underlying security that results in a fractional share becoming an underlying security, the trust may require a minimum of more than one round-lot of 100 [industry] receipts for an issuance so that the trust will always receive whole share amounts for issuance of receipts.

      [Industry] receipts will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The [25] companies selected as part of this receipt program are listed above in the section entitled "Highlights of [industry] receipts--The [industry] receipts".

      Beneficial owners of [industry] receipts will have the same rights, privileges and obligations as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel [industry] receipts to receive the underlying securities. See "Description of the Depositary Trust Agreement". [Industry] receipts are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.


      The trust will issue [industry] receipts in the form of one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. [ Industry] receipts will be available only in book-entry form. Owners of [industry] receipts may hold their [industry] receipts through DTC, if they are participants of DTC, or indirectly through entities that are participants in DTC.



                    DESCRIPTION OF THE UNDERLYING SECURITIES


      Selection criteria. The underlying securities are the common stocks of a group of [25] specified companies substantially involved in various segments of the [_____] industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are among the [___] largest capitalized, most liquid companies in the [____] industry as measured by market capitalization as of August __, 1999 and average 60-day daily trading volume. The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the [industry] receipts, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the [25] specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the [_______] industry. In this case, the [industry] receipts may no longer consist of securities issued by companies substantially involved in the [_______] industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the receipt with respect to that particular group of underlying securities remains in the [________] industry and will undertake to make adequate disclosure when necessary


      Underlying securities. For a list of the underlying securities that make up a receipt, please refer to "Highlights of [industry] receipts--The [industry] receipts." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire [industry] receipts, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Available Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any of their affiliates.


      General Background and Historical Information. For monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."


      The following graph sets forth the composite performance of all of the underlying securities measured at the close of each business day from ______, 199__, the first date when all of the underlying securities were publicly traded, to August __, 1999. The performance graph is determined by using the specific share amounts reflected in a round-lot of 100 [industry] receipts, as adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.




                                [Graph to come]




                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of August __, 1999, among Merrill Lynch, Pierce, Fenner & Smith, as initial depositor, [_____], as trustee, and the owners of the [industry] receipts, provides that [industry] receipts will represent the common stock of the underlying companies.


      The  trustee. [to come.]


      Issuance, transfer and surrender of [industry] receipts. You may create, hold in your investment portfolio, transfer in the trading market, and cancel [industry] receipts only in round-
                                       16
lots of 100 [industry] receipts. You may create [industry] receipts by delivering to the trustee the requisite underlying securities. The trust will only issue [industry] receipts upon the deposit of the whole shares represented by a round-lot of 100 [industry] receipts. In the event that an issuer of underlying securities distributes a fractional share that is represented in a round-lot of [industry] receipts, the trust may require a minimum of more than one round-lot of 100 [industry] receipts for an issuance so that the trust will always receive whole share amounts for issuance of receipts. You must endorse or otherwise complete documents so that you or a person acting on your behalf may deposit the requisite underlying securities into the trust in return for a round-lot of 100 [industry] receipts. Similarly, you must surrender [industry] receipts in integral multiples of 100 [industry] receipts to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of [industry] receipts would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.


      The trust will not publish or otherwise calculate net asset value per receipt. [Industry] receipts may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of [industry] receipts wishes to realize the dollar value of the underlying securities, that owner will have to cancel the [industry] receipts. Such cancellation will carry the charges described in "Withdrawal of underlying securities" below.


      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.


      Under the depositary trust agreement, the beneficial owners of [industry] receipts, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning receipts for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.


      Distributions. You will be entitled to receive, net of trustee fees, if any, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions within three calendar days from the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other governmental charge that may become due with respect to [industry] receipts. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 [industry] receipts from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. The trustee, however, will waive its custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your [industry] receipts and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender [industry] receipts in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 [industry] receipts.

      Further issuances of [industry] receipts. The depositary trust agreement will provide for further issuances of [industry] receipts on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

      A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be a underlying security and the trustee will distribute the shares of that company to the owners of the [industry] receipts.

      B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the [industry] receipts.

      C. If the underlying securities of an issuer are no longer outstanding because its shares were acquired by another company, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of [industry] receipts, unless the acquiring company is already included in the [industry] receipts and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

      D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you within three calendar days from the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of depositary trust agreement. The trust will terminate if the trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the beneficial owners of [industry] receipts of its intent to resign. Upon termination, the beneficial owners of [industry] receipts will surrender their [industry] receipts as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of [industry] receipts. The trust also will terminate if [industry] receipts are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the [industry] receipts are delisted. Finally, the trust will terminate if 75% of the owners of outstanding [industry] receipts other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you within three calendar days after the termination event occurs.

      Amendment of depositary trust agreement. The trustee may amend any provisions of the depositary trust agreement without the consent of the initial depositor or any of the owners of the [industry] receipts, to cure any ambiguity, to correct or supplement any inconsistent provisions, to add any other provisions with respect to matters or questions arising under the agreement that will not be inconsistent with the agreement's provisions. Except with respect to amendments affecting the fees and charges of the trustee, the amendment must not adversely affect in any material respect the interests of the owners of [industry] receipts, as evidenced by an opinion of counsel delivered to the trustee. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of [industry] receipts. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of [industry] receipts will not become effective until 30 days after notice of the amendment is given to the owners of [industry] receipts.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more [industry] receipts. If you wish to create [industry] receipts by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 [industry] receipts. If you wish to cancel your [industry] receipts and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 [industry] receipts issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create [industry] receipts after the conclusion of the trust's initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker.


      Custody fees. [________], as trustee and as custodian, will charge you quarterly custody fee of $2.00 for each round-lot of 100 [industry] receipts to be deducted from any dividend payments on underlying securities received by the trustee. The trustee, however, will waive the custody fee on an annual basis to the extent that the total dividends received by the trustee during a calendar year are insufficient to cover the custody fees for that year. The trustee cannot recapture unpaid custody fees from prior years.


      Address of the trustee.  [                ]

      Governing law. The depositary trust agreement and [industry] receipts will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the [industry] receipts (other than the execution and authentication thereof), except for the trustee's representation as to the due execution and authorization of all documents signed by it.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the [industry] receipts for:

      o a citizen or resident of the United States, a corporation or partnership created or organized in the United States or under the laws of the United States, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"), and

      o any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the [industry] receipts as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of [industry] receipts

      A receipt holder purchasing and owning [industry] receipts will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by [industry] receipts. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the [industry] receipts among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security.

      The distribution of any securities by the trust upon the surrender of [industry] receipts, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling [industry] receipts will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

     Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to an investment in the underlying securities.


                             ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire [industry] receipts should consult with its counsel with respect to the potential applicability of ERISA and the Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of [industry] receipts is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depository trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive [industry] receipts. Merrill Lynch & Co., as underwriter, proposes to offer the [industry] receipts to the public at the offering price set forth on the cover page of this prospectus. After the initial offering, the public offering price, concession and discount may be changed.

      Merrill Lynch has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which it has received and will receive customary fees and commissions. It also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated will indemnify the trust against civil liabilities related to the initial deposit, including liabilities under the Securities Act, or will contribute to payments the trust may be required to make in respect thereof.


                                 LEGAL MATTERS

      Legal matters, including the validity of the [industry] receipts will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York, by the time the registration statement is effective. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences by the time the registration statement is effective.


                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S1 with the SEC covering the [industry] receipts. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement.
You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to [industry] receipts. This prospectus relates only to [industry] receipts and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with [industry] receipts. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the [industry] receipts, have been publicly disclosed.

                                    ANNEX A


      The following tables [provide a brief description of the business of each of the issuers of the underlying securities and] set forth the closing market prices of each of the underlying securities in each month during 1994, 1995, 1996, 1997, 1998 and 1999 through [August ___,] 1999. All market prices are rounded to the nearest one-sixteenth dollar. An asterisk (*) denotes that no shares of the issuer were outstanding during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.



                                 Closing Price
                             ---------------------
1994
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      September......
      October........
      November.......
      December.......
1995
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      September......
      October........
      November.......
      December.......

                                 Closing Price
                             ---------------------

1996
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      September......
      October........
      November.......
      December.......
1997
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      September......
      October........
      November.......
      December.......
1998
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      September......
      October........
      November.......

                                 Closing Price
                             ---------------------
      December.......
1999
      January........
      February.......
      March..........
      April..........
      May............
      June...........
      July...........
      August.........
      [September]....

                                    [Logo]





                                 150,000 Shares

                           [Industry] ReceiptsSM Trust


                             -----------------------

                               P R O S P E C T U S
                             -----------------------




                               MERRILL LYNCH & CO.




                                [August __], 1999





      UNTIL [ ], 1999 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED [INDUSTRY] RECEIPTS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:




Securities and Exchange Commission registration fee... $[             ]

Printing and engraving expenses.......................  [             ]

Legal fees and expenses...............................  [             ]

Rating agency fees....................................  [             ]

Miscellaneous.........................................  [             ]

      Total........................................... $[             ]
                                                        ===============



Item 15.     Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith

Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16.     Exhibits.

      See Exhibit Index.

Item 17.     Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES



      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 16, 1999.

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                INCORPORATED


                                    By:                *
                                        ----------------------------------------
                                    Name:  Michael Castellano
                                    Title: Chief Financial Officer
                                           and Controller


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated below on August 16, 1999.




              Signature               Title
              ---------               -----


                     *                Chief Financial Officer
----------------------------------    and Controller
         Michael Castellano


                     *
----------------------------------    Director
         George A. Schieren

                     *
----------------------------------    Director
          John L. Steffens


*By:  /s/ Stephen G. Bodurtha         Attorney-in-Fact
----------------------------------
         Stephen G. Bodurtha

                               INDEX TO EXHIBITS


Exhibits                                              Sequential page numbers

*     4.1      Form of Depositary Trust Agreement

*     4.2      Form of [industry] receipts


**    5.1      Opinion of Shearman & Sterling  regarding the
               validity of the [industry] receipts

**    8.1      Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

*    24.1      Power of Attorney (included on page II-3 of original filing)



----------

*     Previously filed.
**    To be filed by amendment.